UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 6, 2015

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

Securities Purchase Agreements

On December 6, 2015, EnLink Midstream Partners, LP (the “Partnership”) entered into (a) a TOMPC Securities Purchase Agreement (the “TOMPC Purchase Agreement”), among TOMPC LLC (“TOMPC”), Tall Oak Midstream, LLC (“Tall Oak”), EnLink TOM Holdings, LP (the “Buyer”) and EnLink Midstream, LLC (“ENLC”) and, solely for purposes of Section 6.19 thereof, the Partnership and (b) a TOM-STACK Securities Purchase Agreement (the “TOM-STACK Purchase Agreement” and, together, with the TOMPC Purchase Agreement, the “Acquisition Purchase Agreements”) among Tall Oak, FE-STACK, LLC (“FE-STACK”), TOM-STACK Holdings, LLC (together with Tall Oak, the “Sellers”), TOM-STACK, LLC (“TOM-STACK”), the Buyer, ENLC and, solely for purposes of Section 6.19 thereof, the Partnership, pursuant to which Acquisition Purchase Agreements the Buyer will acquire (the “Acquisition”) from the Sellers, as applicable, 100% of the issued and outstanding membership interests (the “Membership Interests”) of TOMPC and TOM-STACK (together, the “Target Companies”), which own gathering and processing assets in central Oklahoma, in exchange for an aggregate base purchase price of $1,550,000,000, subject to certain customary adjustments for working capital, indebtedness, transaction expenses, equity capital and certain pre-closing extraordinary expenditures of, and certain interim tax amounts payable by, the Target Companies.  Subject to such adjustments, the aggregate base purchase price will be paid in three installments.  The first installment, which will be paid at the closing of the Acquisition, will consist of $1,050,000,000 and will include (a) $800,000,000 in cash to be contributed to the Buyer by the Partnership and (b) common units representing limited liability company interests in ENLC valued at $250,000,000 that will be issued directly by ENLC to the Sellers pursuant to the terms of the Acquisition Purchase Agreements.  The second installment (the “First Subsequent Payment”), which the Buyer may pay any time prior to the first anniversary of the closing of the Acquisition (the “First Anniversary Date”), will consist of $250,000,000 in cash to be contributed to the Buyer by the Partnership.  The final installment, which the Buyer may pay any time prior to the second anniversary of the closing of the Acquisition, will consist of $250,000,000 in cash to be contributed to the Buyer by the Partnership.  The Buyer is an indirect subsidiary of the Partnership and ENLC formed for the purpose of consummating the Acquisition and holding the Membership Interests.

The Acquisition is expected to close in the first quarter of 2016, subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as conditions regarding the closing of the acquisition by Devon Energy Corporation, the Partnership’s indirect parent company (“Devon”), of 100% of the equity interests in, or substantially all of the assets of, Felix Energy, LLC and the closing of the Private Placement (as defined below).  Among other circumstances, the Buyer or Tall Oak may terminate the Acquisition Purchase Agreements if all closing conditions except the closing of the Private Placement have been satisfied by the outside date of March 31, 2016 (as it may be extended in accordance with the Acquisition Purchase Agreements), and the Buyer may terminate the Acquisition Purchase Agreements if the Unit Purchase Agreement (as defined below) is terminated or if the Private Placement fails to close.  In either of the foregoing situations, the Buyer will be required to pay a termination fee to the Sellers of $25,000,000, $42,500,000 or $60,000,000, depending upon the date of the termination of the Acquisition Purchase Agreements.

The Acquisition Purchase Agreements contain customary representations, warranties and covenants of the Sellers, FE-STACK and the Target Companies, on the one hand, and of the Buyer, ENLC and the Partnership, on the other hand.  In addition, the Sellers and FE-STACK, on the one hand, and the Buyer and ENLC, on the other hand, have agreed to indemnify each other, and their respective directors, managers, officers, partners, members, shareholders, trustees and employees for, among other things, breaches of representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Acquisition Purchase Agreements.  The Buyer may offset the First Subsequent Payment by any indemnification amounts owed to it as of the date on which it pays the First Subsequent Payment, and if the Buyer pays the First Subsequent Payment prior to the First Anniversary Date, the Buyer will pay approximately $155,000,000 of the First Subsequent Payment into two escrow accounts that will be available to satisfy indemnification claims of the Buyer until the First Anniversary Date.  In addition to the covenants agreed to by the Sellers, FE-STACK and the Target Companies, certain members of management of the Target Companies, Tall Oak and FE-STACK will enter into non-competition and non-solicitation agreements with the Buyer with effect as of the closing of the Acquisition.

The Acquisition Purchase Agreements and the other transactions relating to the Partnership described in this Current Report on Form 8-K (this “Current Report”) were reviewed and approved by the Board of Directors (the “GP Board”) of EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), as well as the Conflicts Committee of the GP Board.

The foregoing description of the Acquisition Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the text of (1) the TOM-STACK Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report, and (2) the TOMPC Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report, each of which is incorporated herein by reference.

Convertible Preferred Unit Purchase Agreement

On December 6, 2015, the Partnership entered into a privately-negotiated Convertible Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with Enfield Holdings, L.P. (the “Purchaser”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 50,000,000 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $15.00 per Preferred Unit (the “Issue Price”), resulting in total gross proceeds of approximately $750,000,000.  The Issue Price was negotiated at arms-length by the Partnership and the Purchaser.  The closing of the Private Placement is subject to customary closing conditions, including the concurrent closing of the Acquisition, which is expected to occur in the first quarter of 2016.

Net proceeds to the Partnership upon the closing of the Private Placement, after deduction of fees and expenses, including a 2.5% transaction fee paid to the Purchaser, are expected to be approximately $730,000,000. Proceeds from the Private Placement will be used to partially fund the Partnership’s portion of the purchase price payable in connection with the Acquisition.

The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchaser.  The Partnership, on the one hand, and the Purchaser, on the other hand, have agreed to indemnify each other and their respective officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Unit Purchase Agreement.

The Preferred Units are convertible into common units representing limited partner interests of the Partnership (“Common Units”) on a one-for-one basis, subject to certain adjustments, at any time after the record date for the fifth quarter following the consummation of the Private Placement (a) in full, at the option of the Partnership, if the VWAP of a Common Unit over the 30-trading day period ending two trading days prior to the conversion date (the “Conversion VWAP”) is greater than 150% of the Issue Price or (b) in full or in part, at the option of the Purchaser.  In addition, upon certain events involving a change of control of the General Partner or the managing member of ENLC, all of the Preferred Units will automatically convert into a number of Common Units equal to the greater of (i) the number of Common Units into which the Preferred Units would then convert and (ii) the number of Preferred Units to be converted multiplied by an amount equal to (x) 140% of the Issue Price divided by (y) the Conversion VWAP.

The Purchaser will receive a quarterly distribution, subject to certain adjustments, equal to (x) during the quarter in which the Private Placement is consummated and for the five full quarters thereafter, an annual rate of 8.5% on the Issue Price payable in-kind in the form of additional Preferred Units and (y) thereafter, at an annual rate of 7.5% on the Issue Price payable in cash (the “Cash Distribution Component”) plus an in-kind distribution equal to the greater of (A) an annual rate of 1.0% of the Issue Price and (B) an amount equal to (i) the excess, if any, of the distribution that would have been payable had the Preferred Units converted into Common Units over the Cash Distribution Component, divided by (ii) the Issue Price.

Pursuant to the Unit Purchase Agreement, in connection with the closing of the Private Placement, the General Partner will execute an Eighth Amended and Restated Agreement of Limited Partnership of the Partnership to, among other things, authorize and establish the terms of the Preferred Units, in the form attached as an exhibit to the Unit Purchase Agreement.  Also, the Partnership has agreed to enter into a Registration Rights Agreement with the Purchaser at the closing of the Private Placement, pursuant to which, among other things, the Partnership will give the Purchaser certain rights to require the Partnership to file and maintain a registration statement with respect to the resale of the common units representing limited partnership interests in the Partnership that are issuable upon conversion of the Preferred Units.  In addition, at the closing of the Private Placement, the Partnership, the General Partner and EnLink Midstream, Inc., the sole member of the General Partner, will enter into a Board Representation Agreement with TPG VII Management, LLC (“TPG”), an affiliate of the Purchaser, pursuant to which, among other things, the size of the GP Board will be expanded by two members, and each of Devon and TPG will have the right to appoint one such new member of the GP Board.

The foregoing description of the Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The private placement of the Preferred Units pursuant to the Unit Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 7.01.                                        Regulation FD Disclosure.

On December 7, 2015, the Partnership issued a press release announcing the execution of the Acquisition Purchase Agreements and the Unit Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

2.1	—

TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015, among Tall Oak Midstream, LLC, FE-STACK, LLC, TOM-STACK Holdings, LLC, TOM-STACK, LLC, EnLink TOM Holdings, LP and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP.*

2.2	—

TOMPC Securities Purchase Agreement, dated as of December 6, 2015, among TOMPC LLC, Tall Oak Midstream, LLC, EnLink TOM Holdings, LP, and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP.*

10.1	—	Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, by and between EnLink Midstream Partners, LP and Enfield Holdings, L.P.
99.1	—	Press release dated December 7, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, EnLink Midstream Partners, LP agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: December 7, 2015	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

2.1	—

TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015, among Tall Oak Midstream, LLC, FE-STACK, LLC, TOM-STACK Holdings, LLC, TOM-STACK, LLC, EnLink TOM Holdings, LP and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP.*

2.2	—

TOMPC Securities Purchase Agreement, dated as of December 6, 2015, among TOMPC LLC, Tall Oak Midstream, LLC, EnLink TOM Holdings, LP, and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP.*

10.1	—	Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, by and between EnLink Midstream Partners, LP and Enfield Holdings, L.P.
99.1	—	Press release dated December 7, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, EnLink Midstream Partners, LP agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.